SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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COLONY CREDIT REAL ESTATE, INC.
(Name of Registrant as Specified In Its Charter)

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Colony Credit Real Estate, Inc. Announces Change to Virtual 2020 Annual Meeting of Stockholders
LOS ANGELES, April 15, 2020 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced that the location of its 2020 Annual Meeting of Stockholders has been changed to a virtual-only meeting format due to the emerging public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of its stockholders, employees and the greater community. As previously announced, the Annual Meeting will be held on Monday, May 4, 2020 at 8:30 a.m., Eastern Time, but stockholders will only be able to access the Annual Meeting remotely by live audio webcast. Stockholders as of the close of business on March 24, 2020 attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote and submit questions through the virtual meeting platform. A representative of our independent registered public accounting firm, Ernst & Young LLP, will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
To access the virtual meeting, stockholders should visit https://web.lumiagm.com/286413441. The password for the meeting is “colony2020”. Stockholders will be required to enter their unique 11-digit control number, which was previously provided on the proxy card or voting instructions forms. Registered holders can also request their control number by emailing proxy@astfinancial.com, and beneficial holders (stockholders whose shares are registered in the name of a bank, broker, trustee or other nominee) can obtain their control number by emailing a valid legal proxy (which can be obtained as described below) to proxy@astfinancial.com. You are encouraged to access the meeting prior to the start time leaving ample time for the check in.
If your shares are registered in the name of your bank, broker, trustee or other nominee, and you choose to vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank, trustee or other nominee and then register in advance to vote at the Annual Meeting. Follow the instructions from your broker or bank included with the proxy materials you previously received, or contact your broker or bank to request a legal proxy form. You must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to: American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 27, 2020.

Your vote is important. Whether or not you intend to be present at the meeting, it is important that your shares be represented. The Company urges you to authorize a proxy to vote your shares in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included in any hard copies of the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
About Colony Credit Real Estate, Inc.
Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.
Investor Relations:
Colony Credit Real Estate, Inc.
Addo Investor Relations
Lasse Glassen
310-829-5400